Exhibit 10.1

AAR CORP.
SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

As Amended and Restated Effective January 1, 2005

AAR CORP.
SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

As Amended and Restated Effective January 1, 2005

i

AAR CORP.
SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

As Amended and Restated Effective January 1, 2005

WHEREAS, the AAR CORP. Supplemental Key Employee Retirement Plan (“SKERP”) was adopted effective June 1, 1994, for the Executive Officers, and other designated officers and key employees, of AAR CORP. and its Affiliated Companies who participate in the qualified retirement plans from time to time established and maintained by AAR CORP.  The purpose of the Plan is to ensure that the retirement benefits provided to Executive Officers and certain other officers and key employees enhance the overall effectiveness of the AAR CORP. executive compensation program and attract, retain and motivate such individuals;

WHEREAS, the Company amended the Plan on June 1, 1995, January 1, 1996 and June 1, 1996, amended and restated the Plan effective April 11, 2000, and further amended the Plan effective July 1, 2003;

WHEREAS, the Company now desires to further amend the Plan to comply with Code Section 409A and guidance and regulations issued thereunder with respect to benefits earned and vested under the Plan from and after January 1, 2005; and

WHEREAS, benefits under the Plan earned and vested prior to January 1, 2005 shall be administered without giving effect to Code Section 409A and guidance and regulations issued thereunder.

NOW, THEREFORE, the AAR CORP. Supplemental Key Employee Retirement Plan is hereby amended and restated, effective January 1, 2005, as set forth below:

ARTICLE I
DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1           “Additional Supplemental Company Account” means the account maintained by the Company for a Participant under the Plan that is credited with Additional Supplemental Company Contributions.

1.2           “Additional Supplemental Company Contribution” means the contribution made by the Company for the benefit of a Participant pursuant to Section 4.5 of the Plan.

1.3           “Affiliated Company” means a business entity, or predecessor of such entity, if any, which controls, or is under common control with, the Company.

1.4           “Board” means the Board of Directors of the Company.

1.5           “Change in Control” means:

(a)           With respect to a Pre-2005 Benefit the earliest of:

(i)            the time any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

(ii)           the effective time of (1) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

(iii)          the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (1) three directors, or (2) directors constituting a majority of the number of directors of the Company then in office.

(b)           With respect to a Post-2004 Benefit, the earliest of:

(i)            the time any person (as such term is used in Section 13(d) of the Exchange Act) has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13(d)-3 under the Exchange Act) of more than 35% of the outstanding capital stock of the Company entitled to vote for the election of directors;

(ii)           the effective time of (1) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the assets of the Company, other than to an entity of which the Company owns at least 80% of the voting stock; or

(iii)          the election, over any period of time, to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of directors constituting a majority of the number of directors of the Company then in office.

1.6           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

1.7           “Committee” means the Retirement Committee responsible for the administration of the Qualified Retirement Plan.

1.8           “Company” means AAR CORP., a Delaware corporation, or, to the extent provided in Section 8.11 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

1.9           “Executive Officer” means each of (a) the President and Chief Executive Officer and (b) the Vice President, General Counsel and Secretary of the Company holding office on June 1, 1994.  The Compensation Committee of the Board, upon recommendation of management, shall have the discretion from time to time to designate individuals occupying other executive positions with the Company or an Affiliated Company as Executive Officers for purposes of the Plan.

1.10         “Key Employee” means each employee of the Company who may from time to time be designated as such for purposes of the Plan by and in the discretion of the Compensation Committee of the Board, upon recommendation of management.

1.11         “Normal Retirement Date” means the first day of the calendar month coincident with or next following the date a Participant attains age 65.

1.12         “Participant” means any individual who has been designated an Executive Officer or Key Employee of the Company or an Affiliated Company for purposes of the Plan.

1.13         “Plan” means the AAR CORP. Supplemental Key Employee Retirement Plan.

1.14         “Plan Year” means the calendar year or any other 12 consecutive month period that constitutes the fiscal year of the Qualified Profit Sharing Plan.

1.15         “Post-2004 Benefit” means the portion of a Participant’s Supplemental Retirement Benefit and Supplemental Accounts, as applicable, equal to the present value, determined as of a Participant’s date of separation from service after December 31, 2004, of the excess of (a) such Benefit or Account balances to which the Participant would be entitled under the Plan if he separated from service after December 31, 2004, over (b) his Pre-2005 Benefit, and received a full payment of benefits from the Plan on the earliest possible date allowed under the Plan following separation from service pursuant to Articles III and IV, calculated from and after January 1, 2005 to the date of separation from service.

1.16         “Pre-2005 Benefit” means the portion of a Participant’s Supplemental Retirement Benefit and/or Supplemental Profit Sharing Account, Supplemental Company Account and Supplemental Deferral Account, as applicable, equal to the present value of the Benefit or Account balances, determined as of December 31, 2004, to which the Participant would be entitled under the Plan if he voluntarily separated from service without cause on December 31, 2004 and received a full payment of benefits from the Plan on the earliest possible date allowed under the Plan following separation from service pursuant to Articles III and IV, calculated as of December 31, 2004.

1.17         “Qualified Company Account” means the account maintained for a Participant under the Qualified Profit Sharing Plan that is credited with Qualified Company Contributions.

1.18         “Qualified Company Contribution” means the Company Contribution made by the Company or an Affiliated Company for the benefit of a Participant under and in accordance with the terms of the Qualified Profit Sharing Plan in any Plan Year.

1.19         “Qualified Profit Sharing Account” means the account maintained for a Participant under the Qualified Profit Sharing Plan that is credited with Qualified Profit Sharing Contributions.

1.20         “Qualified Profit Sharing Contribution” means the Profit Sharing Contribution made by the Company or an Affiliated Company for the benefit of a Participant under and in accordance with the terms of the Qualified Profit Sharing Plan.

1.21         “Qualified Profit Sharing Plan” means the AAR CORP. Employees’ Profit Sharing Plan, established effective June 1, 1965, and as amended from time to time, and each successor or replacement plan.

1.22         “Qualified Retirement Benefit” means the benefit payable to a Participant pursuant to the Qualified Retirement Plan (including any increased amounts payable with respect to any calendar year as described in Appendix A of the Qualified Retirement Plan) by reason of his separation from service with the Company and all Affiliated Companies for any reason other than death; provided, however, that such benefit shall be determined in accordance with Section 3.1 or Section 3.2 as applicable.

1.23         “Qualified Retirement Plan” means the AAR CORP. Retirement Plan, established effective August 1, 1988, and as amended from time to time, and each successor or replacement plan.

1.24         “Qualified Salary Deferral Account” means the account maintained for a Participant under the Qualified Profit Sharing Plan that is credited with Qualified Salary Deferral Contributions.

1.25         “Qualified Salary Deferral Contribution” means the Salary Deferral Contribution made by the Company or an Affiliated Company for the benefit of a Participant under and in accordance with the terms of the Qualified Profit Sharing Plan in any Plan Year.

1.26         “Qualified Surviving Spouse Benefit” means the aggregate benefit payable to the Surviving Spouse of a Participant pursuant to the Qualified Retirement Plan, and all annuities provided with respect to the Participant under the Qualified Retirement Plan, in the event of the death of the Participant at any time prior to the commencement of payment of his Qualified Retirement Benefit.

1.27         “Specified Employee” means a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof), including, without limitation, a Key Employee or an Executive Officer.  A Participant shall be deemed to be a Specified Employee with respect to a calendar year if he is a Specified Employee during the 12-month period ending on September 30th of the preceding calendar year.

1.28         “Supplemental Accounts” means, collectively, the Supplemental Profit Sharing Account, the Supplemental Company Account, the Supplemental Company Account #2, the Supplemental Deferral Account and the Additional Supplemental Company Account maintained by the Company for a Participant under the Plan.

1.29         “Supplemental Base Salary Deferral Agreement” means a written agreement entered into by a Participant pursuant to the provisions of Section 4.2.

1.30         “Supplemental Base Salary Deferral Contribution” means the base salary contribution made by the Company for the benefit of a Participant pursuant to Section 4.1 of the Plan in any Plan Year.

1.31         “Supplemental Bonus Deferral Agreement” means a written agreement entered into by a Participant pursuant to the provisions of Section 4.3.

1.32         “Supplemental Bonus Deferral Contribution” means the bonus contribution made by the Company for the benefit of a Participant pursuant to Section 4.1 in any Plan Year.

1.33         “Supplemental Company Account” means the account maintained by the Company for a Participant under the Plan that is credited with Supplemental Company Contributions.

1.34         “Supplemental Company Account #2” means, effective June 1, 2006, the account maintained by the Company for a Participant under the Plan that is credited with Supplemental Company Contributions #2.

1.35         “Supplemental Company Contribution” means the contribution made by the Company for the benefit of a Participant pursuant to Sections 4.4 and 4.5 of the Plan in any Plan Year.

1.36         “Supplemental Company Contribution #2” means, effective June 1, 2006, the contribution made by the Company for the benefit of a Participant pursuant to Section 4.7 of the Plan.

1.37         “Supplemental Deferral Account” means the account maintained by the Company for a Participant under the Plan that is credited with Supplemental Base Salary and Bonus Deferral Contributions.

1.38         “Supplemental Profit Sharing Account” means the account maintained by the Company for a Participant under the Plan that is credited with Supplemental Profit Sharing Contributions.

1.39         “Supplemental Profit Sharing Contribution” means the contribution made by the Company for the benefit of a Participant pursuant to Section 4.6 of the Plan in any Plan Year.

1.40         “Supplemental Retirement Benefit” means the benefit payable to a Participant pursuant to Section 3.1 or 3.2 of the Plan by reason of his separation from service with the

Company and all Affiliated Companies for any reason other than death, or in connection with the termination of the Plan or termination of participation in the Plan.

1.41         “Supplemental Surviving Spouse Benefit” means the benefit payable to a Surviving Spouse pursuant to Section 3.3 of the Plan.

1.42         “Surviving Spouse” means a person who is married to a Participant throughout the one-year period ending on the date of his death.

1.43         “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.44         Except as otherwise provided in this Article I, all defined terms used in the Plan that are defined in the Qualified Retirement Plan or in the Qualified Profit Sharing Plan, as applicable, shall have the same meaning in the Plan as is set forth in the definition in the Qualified Retirement Plan or the Qualified Profit Sharing Plan.

1.45         Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.

ARTICLE II
ELIGIBILITY

2.1           Executive Officers. Each Executive Officer shall be a Participant in the Plan with respect to the Supplemental Retirement Benefit and Supplemental Surviving Spouse Benefit set forth in Sections 3.1 and 3.3, and the Supplemental Salary Deferral Contributions, the Supplemental Bonus Deferral Contributions, the Supplemental Company Contributions and the Supplemental Profit Sharing Contributions set forth in Article IV.

2.2           Key Employees. Each Key Employee shall be a Participant in the Plan with respect to the Supplemental Retirement Benefit and the Supplemental Surviving Spouse Benefit set forth in Sections 3.2 and 3.3, and the Supplemental Salary Deferral Contributions, the Supplemental Bonus Deferral Contributions, the Supplemental Company Contributions and the Supplemental Profit Sharing Contributions set forth in Article IV.

2.3           Cessation of Participation. Notwithstanding the foregoing provisions of Section 2.1 or Section 2.2, effective as of October 1, 2001:

(a)           No Executive Officer or Key Employee who was not already a Participant in the Plan as of October 1, 2001 shall be eligible to participate in the Plan with respect to the Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit set forth in Section 3.1, 3.2 and 3.3 of the Plan; and

(b)           No Participant who is a Key Employee shall accrue any further Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit on or after October 1, 2001.

ARTICLE III
SUPPLEMENTAL RETIREMENT BENEFIT AND
SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

3.1           Executive Officers.  Effective June 1, 2006:

(a)           The Supplemental Retirement Benefit of an Executive Officer who is a Participant as described in Section 2.1 shall be a monthly amount equal to (i) below minus the sum of (ii) and (iii) below:

(i)            The monthly amount equal to, in the case of the President and Chief Executive Officer, 1/12th of 60% of Final Average Earnings, without giving effect to the limitations imposed by Code Section 401(a)(17) or any other Code section, or, in the case of all other Executive Officers, the monthly amount equal to 1/12th of 50% of Final Average Earnings (or as otherwise specified in a Compensation Committee resolution designating an individual as an Executive Officer Participant) without giving effect to the limitations imposed by Code Section 401(a)(17) or any other Code section, payable at the Participant’s Normal Retirement Date, and, if applicable, reduced for early commencement as provided in Section 3.6;

LESS

(ii)           The monthly amount of the Qualified Retirement Benefit payable to the Participant under the Qualified Retirement Plan at the Participant’s Benefit Commencement Date;

LESS

(iii)          The Supplemental Retirement Benefits of the Participant transferred pursuant to Section 4.7.

(b)           For purposes of determining the Supplemental Retirement Benefit described above:

(i)            The amount described in (a)(i) above for any Participant who commences participation in the Plan after January 1, 2001 shall be multiplied by a fraction, the numerator of which shall be years of Credited Service not to exceed 20, and the denominator of which shall be 20, determined as of the date of the Participant’s separation from service with the Company and all Affiliated Companies.

(ii)           A Participant’s Final Average Earnings described in (a)(i) above shall be determined as of October 1, 2001, and shall be adjusted by an amount equal to 25% of the percentage increase in the Participant’s base salary in effect on September 30, 2001 compared to the Participant’s base salary in effect on the date of the Participant’s separation from service for any reason, including Retirement, Disability or death.

(iii)          In determining a Participant’s Qualified Retirement Benefit, the Participant’s Cash Account Balance shall not be credited with any Credits for any period of time on or after October 1, 2001, and the Participant shall be deemed to have received his Cash Account Balance on October 1, 2001; and in the case of a Participant who is a Grandfathered Participant, the Grandfathered Benefit shall be calculated considering the Participant’s Final Average Earnings, Credited Service (not in excess of 20 years) and Social Security offset as of October l, 2001.

(iv)          The amounts described in (i), (ii) and (iii) shall be computed in the form of an annuity payable over the Participant’s lifetime only.

3.2           Key Employees. Effective as of October 1, 2001, no Participant who is a Key Employee of the Company as described in Section 1.10 shall accrue any further Supplemental Retirement Benefit.  The Supplemental Retirement Benefit of a Participant who is such a Key Employee shall be a monthly amount equal to the difference between (a) and (b) below:

(a)           The monthly amount of the Qualified Retirement Benefit accrued as of October 1, 2001 to which the Participant would have been entitled under the Qualified Retirement Plan without giving effect to the limitations imposed by Code Section 401(a)(17) or any other Code section;

LESS

(b)           The monthly amount of the Qualified Retirement Benefit accrued as of October 1, 2001 and payable to the Participant under the Qualified Retirement Plan at October 1, 2001.

For purposes of determining the Supplemental Retirement Benefit described above:

(i)            For calculating the Qualified Retirement Benefit under Section 3.2(a) only, any Key Employee Participant who was over the age of 55 on January 1, 2000 shall be deemed a “Grandfathered Participant” as defined under the Qualified Retirement Plan.

(ii)           A Participant’s Final Average Earnings shall be determined as of October 1, 2001, and shall not be based on or include Compensation earned by a Participant after such date.

(iii)          In determining a Participant’s Qualified Retirement Benefit, the Participant’s Cash Account Balance shall not be credited with Pay Credits for any period of time on or after October 1, 2001, and in the case of a Participant who is a Grandfathered Participant, the Grandfathered Benefit shall be calculated considering the Participant’s Final Average Earnings, Credited Service (not in excess of 20 years) and Social Security offset as of October 1, 2001.

(iv)          The amounts described in (a) and (b) shall be computed in the form of an annuity payable over the Participant’s lifetime only.

3.3           Supplemental Surviving Spouse Benefit. If a Participant described in Section 2.1 or 2.2 dies prior to commencement of payment of his Qualified Retirement Benefit under circumstances in which a Qualified Surviving Spouse Benefit is payable to his Surviving Spouse, then a Supplemental Surviving Spouse Benefit shall be payable under the Plan.  The Supplemental Surviving Spouse Benefit shall be paid in a lump sum that is the actuarial equivalent of the amount that would have been payable to the Participant under Section 3.1 or 3.2 at the date of death.  Actuarial equivalence shall be determined using the mortality and interest rate assumptions for lump sums then in effect under the Qualified Retirement Plan.  The Supplemental Surviving Spouse Benefit shall be paid to the Surviving Spouse within 45 days of the Participant’s death.  Notwithstanding the foregoing provisions of this Section 3.3, no Participant who is a Key Employee of the Company as described in Section 2.2 shall accrue any further Supplemental Surviving Spouse Benefit on or after October 1, 2001.

3.4           Form and Time of Commencement of Supplemental Retirement Benefit.

(a)           The Supplemental Retirement Benefit of a Participant who terminated employment with the Company and all Affiliated Companies prior to January 1, 2005 shall be paid in the same form, and commencing at the same time, as is applicable to the Qualified Retirement Benefit payable to the Participant.  Such Participant’s election under the Qualified Retirement Plan of any optional form of payment, or time for commencement of payment, of his Qualified Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Retirement Plan) shall also be applicable to the form and time of commencement of payment of his Supplemental Retirement Benefit.  Notwithstanding the preceding sentence, an election made by such Participant under the Qualified Retirement Plan with respect to the form or time of commencement of payment of his benefit thereunder following termination of employment, shall not be effective with respect to the form or time of commencement of payment of the Supplemental Retirement Benefit unless (i) such Participant has then attained age 55 and his age plus years of Credited Service is at least equal to 62, (ii) such election is expressly approved in writing by the Company in its sole discretion acting through the AAR CORP. Retirement Committee, and (iii) if such Supplemental Retirement Benefit is to be paid to the Participant in a lump sum distribution, such Participant has agreed in writing to reimburse the Company for such payment amount, plus interest thereon at 8% per annum, immediately upon demand, in the event of forfeiture of benefits under this Article III, pursuant to Article V below.  If any of the criteria specified in the preceding sentence, applicable to the effectiveness of an election made by such Participant under the Qualified Retirement Plan with respect to the form or time of commencement of payment of his Supplemental Retirement Benefit under this Article III is not satisfied, the form and time of commencement of payment under this Article shall be selected by the Company in its sole discretion acting through the AAR CORP. Retirement Committee.

(b)           The Supplemental Retirement Benefit of a Participant who terminates employment with the Company and all Affiliated Companies on and after January 1, 2005 shall be paid or commence to be paid to him on the date on which he attains the age of 65 years.  Notwithstanding the preceding sentence, such a Participant who has then attained age 55 and whose age plus years of Credited Service is at least equal to 62 shall, at the Participant’s election, be paid or commence to be paid to him either (a) as of the date of his separation from service with the Company and all Affiliated Companies, or (b) as of the first day of a calendar month and year elected by the Participant (which shall be no later than 15 years after the date of his separation from service).

(c)           A distribution of a Supplemental Retirement Benefit shall be paid to any Participant in either (i) a single lump sum, or (ii) installments over a number of years (not to exceed 15) payable in monthly, quarterly or annual installments, as elected by the Participant.

(d)           Any Participant in the Plan on December 31, 2004 shall make such time and form elections described in paragraphs (b) and/or (c) of this Section on or before December 31, 2005.  If a Participant does not make timely elections with respect to the time, if applicable, and form of payment pursuant to paragraphs (b) and/or (c), such payment shall be made to him as of his separation from service in a lump sum.  Notwithstanding the preceding provisions of this Section 3.4, a Supplemental Retirement Benefit will not be paid to a Participant in a lump sum unless the Participant has agreed in writing, prior to receipt of the distribution, to reimburse the Company for such payment amount, plus interest thereon at 8% per annum, immediately upon demand, in the event of a forfeiture of his Supplemental Retirement Benefit under this Article III pursuant to Article V below.

(e)           Notwithstanding the preceding sentences of this Section 3.4, the single sum value of the Supplemental Retirement Benefit of each Key Employee, determined as of October 1, 2001, under Section 3.2 shall be paid to him as soon as administratively practicable after such date.

3.5           Change in Form or Time of Payment.  Notwithstanding any provision of the Plan to the contrary, a Participant may elect distribution of all or any part of the portion of his Pre-2005 Benefit applicable to his Supplemental Retirement Benefit at any time if (a) he elects such distribution by written instrument delivered to the Committee at least six months in advance of the date such distribution is received, or (b) the distribution is subject to a forfeiture penalty equal to 10% of the amount of the distribution.  Such distribution shall be made in a method determined pursuant to Section 3.4.

Notwithstanding any other provisions of the Plan, a Participant may modify his election as to the form or time of distribution of his Post-2004 Benefit applicable to his Supplemental Retirement Benefit if (i) such election does not take effect until at least 12 months after the date on which the election is made, (ii) the first payment with respect to which such election is made is deferred for a period of not less than five years from the date on which such payment would otherwise have been made, and (iii) any election related to a payment to be made at a specified date is made at least 12 months prior to the date of the first scheduled payment.

Notwithstanding any other provisions of this Section 3.5, a Participant may change an election with respect to the time and form of payment of the portion of his Post-2004 Benefit applicable to his Supplemental Retirement Benefit without regard to the restrictions imposed under the preceding paragraph on or before December 31, 2006, provided that such election (1) applies only to amounts that would not otherwise be payable in calendar year 2006, and (2) shall not cause any amount to be paid in calendar year 2006 that would not otherwise be payable in such year.

3.6           Equivalencies. A Supplemental Retirement Benefit that is payable in any form other than an annuity over the lifetime of the Participant only, or that commences at any time prior to the Participant’s Normal Retirement Date, shall be the equivalent of the Supplemental Retirement Benefit determined pursuant to Section 3.1 or 3.2 above, as applicable, based upon the same adjustments and assumptions as those specified in the Qualified Retirement Plan with respect to determination of the amount of the Qualified Retirement Benefit or the date for commencement of payment thereunder.

ARTICLE IV
SUPPLEMENTAL CONTRIBUTIONS

4.1           Supplemental Base Salary and Supplemental Bonus Deferral Contributions. The aggregate Supplemental Base Salary Contribution and Supplemental Bonus Deferral Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be an amount equal to the difference between (a) and (b) below:

(a)           The Qualified Salary Deferral Contribution that would have been withheld and deposited to the Qualified Salary Deferral Account of the Participant for the Plan Year, as determined by the Salary Deferral Agreement between the Participant and the Company or an Affiliated Company in effect for such Year pursuant to the terms of the Qualified Profit Sharing Plan, without giving effect to any limitations imposed by the Code on the Qualified Profit Sharing Plan;

LESS

(b)           The amount of the Qualified Salary Deferral Contribution actually allocated to the Qualified Salary Deferral Account of the Participant for the Plan Year.

The aggregate Supplemental Base Salary and Supplemental Bonus Deferral Contributions made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Deferral Account maintained under the Plan in the name of such Participant at the same time as Qualified Salary Deferral Contributions are made for such Plan Year.

4.2           Supplemental Base Salary Deferral Agreement.  As a condition to the Company’s obligation to make a Supplemental Salary Deferral Contribution for the benefit of a Participant pursuant to Section 4.1, the Participant must execute a Supplemental Salary Deferral Agreement in the form attached hereto.  Any Participant in the Plan as of December 31, 2004 who was an employee of the Company or an Affiliated Company and a Participant in the Plan as of January 1, 2005 shall deliver to the Committee a Supplemental Salary Deferral Agreement with respect to his base salary earned from and after January 1, 2006 no later than December 31, 2005.  An Executive Officer or Key Employee who becomes a Participant on or after January 1, 2005 shall deliver the aforementioned Supplemental Salary Deferral Agreement to the Committee within 30 days after the date the Participant first becomes eligible to participate and such Agreement shall be effective with respect to base salary related to services to be performed subsequent to the election; provided that such Participant shall not be considered first eligible if, on the date he becomes a Participant, he participates in any other nonqualified account balance plan that is subject to Code Section 409A maintained by the Company or an Affiliated Company.  If the individual referred to in the preceding sentence does not deliver the aforementioned written Supplemental Salary Deferral Agreement to the Committee within such 30 day period, he shall be entitled to deliver to the Committee a written Supplemental Salary Deferral Agreement with respect to his base salary earned from and after the first day of the Plan Year next following the Plan Year in which the Agreement is delivered.  Any election made pursuant to a written Supplemental Salary Deferral Agreement delivered pursuant to the preceding sentences shall continue in effect until revoked by a Participant by notice delivered to the Committee no later than the last day of the Plan Year immediately preceding the first day of the Plan Year in which such election is to become effective, and as of each December 31 the election shall become irrevocable with respect to base salary payable with respect to services performed by the Participant in the immediately following calendar year.

4.3           Supplemental Bonus Deferral Agreement.  As a condition to the Company’s obligation to make a Supplemental Bonus Deferral Contribution for the benefit of a Participant pursuant to Section 4.1, the Participant must execute a Supplemental Bonus Deferral Agreement in the form or forms attached hereto.  Except as set forth below with respect to a performance based bonus (as defined in Code Section 409A and guidance and regulations thereunder), a Supplemental Bonus Deferral Agreement related to a bonus earned by a Participant during a fiscal year of the Company shall be delivered to the Committee no later than the last day of the preceding fiscal year of the Company.  A Supplemental Bonus Deferral Agreement with respect to a performance based bonus shall be delivered to the Company no later than the date six months after the first day of the fiscal year of the Company in which such performance based bonus is earned.  A Supplemental Bonus Deferral Agreement shall only be effective with respect to the bonus specified in such Agreement.

4.4           Supplemental Company Contributions. The Supplemental Company Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be an amount equal to the difference between (a) and (b) below:

(a)           The Qualified Company Contribution that would have been allocated to the Qualified Company Account of the Participant for the Plan Year without giving effect to any limitations imposed by the Code on the Qualified Profit Sharing Plan;

LESS

(b)           The amount of the Qualified Company Contribution actually allocated to the Qualified Company Account of the Participant for the Plan Year.

A Supplemental Company Contribution made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Company Account maintained under the Plan in the name of such Participant at the same time as Qualified Company Contributions are made for such Plan Year.

4.5           Additional Supplemental Company Contributions.  The Compensation Committee of the Board may at any time, in its discretion, designate any Participant to receive the benefit of an Additional Supplemental Company Contribution from time to time in amounts specified by resolution of the Compensation Committee.

Any Additional Supplemental Company Contributions to be made for the benefit of a Participant shall be credited to an Additional Supplemental Company Account maintained under the Plan under the name of such Participant as and when specified in the Compensation Committee resolution authorizing and directing the Additional Supplemental Company Contributions. Such Additional Supplemental Company Contributions shall be held, administered and invested hereunder in the same manner as regular Supplemental Contributions.  The terms of any such Additional Supplemental Company Contributions shall be reflected on an appendix to the Plan.

4.6           Supplemental Profit Sharing Contributions. The Supplemental Profit Sharing Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be an amount equal to the difference between (a) and (b) below:

(a)           The Qualified Profit Sharing Contribution that would have been allocated to the Qualified Profit Sharing Account of the Participant for the Plan Year without giving effect to any limitations imposed by the Code on the Qualified Profit Sharing Plan;

LESS

(b)           The amount of the Qualified Profit Sharing Contribution actually allocated to the Qualified Profit Sharing Account of the Participant for the Plan Year.

A Supplemental Profit Sharing Contribution made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Profit Sharing Account maintained under the Plan in the name of such Participant at the same time as Qualified Profit Sharing Contributions are made for such Plan Year.

4.7           Supplemental Company Contributions #2.  During Fiscal Year 2006, 33-1/3% of the Supplemental Retirement Benefit of each Executive Officer who is then an active employee of the Company or an Affiliated Company and a Participant shall be converted to an equivalent single sum, based upon the benefit accrued as of Fiscal Year 2006 and the lump sum settlement rate assumptions applicable during the second calendar quarter of Fiscal Year 2006, and otherwise based upon the same adjustments and assumptions as those then specified in the Qualified Retirement Plan.  This single sum shall be transferred on or after May 1, 2006 to a Supplemental Company Account #2 established for the Participant that shall be held, administered and invested under Article IV of the Plan, and be subject to the remaining applicable provisions of the Plan, except as otherwise required by Code Section 409A.

During Fiscal Year 2007, 50% of the Supplemental Retirement Benefit of each Executive Officer who is then an active employee of the Company or an Affiliated Company and a Participant shall be converted to an equivalent single sum, based upon the benefit accrued as of Fiscal Year 2006 and the lump sum settlement rate assumptions applicable during the second calendar quarter of Fiscal Year 2006, and otherwise based upon the same adjustments and assumptions as those then specified in the Qualified Retirement Plan.  This single sum shall be transferred on or after September 1, 2006 to a Supplemental Company Account #2 established for the Participant that shall be held, administered and invested under Article IV of the Plan, and be subject to the remaining applicable provisions of the Plan, except as otherwise required by Code Section 409A.

During Fiscal Year 2008, 100% of the Supplemental Retirement Benefit of each Executive Officer who is then an active employee of the Company or an Affiliated Company and a Participant shall be converted to an equivalent single sum, based upon the benefit accrued as of Fiscal Year 2006 and the lump sum settlement rate assumptions applicable during the second calendar quarter of Fiscal Year 2006, and otherwise based upon the same adjustments and assumptions as those then specified in the Qualified Retirement Plan.  This single sum shall be transferred on or after June 1, 2007 to a Supplemental Company Account #2 established for the Participant that shall be held, administered and invested under Article IV of the Plan, and be subject to the remaining applicable provisions of the Plan, except as otherwise required by Code Section 409A.

4.8           Investment of Supplemental Contributions.

(a)           Investments. Amounts credited hereunder to the Supplemental Accounts of a Participant shall be treated as if they were actually invested in various investment funds that are made available by the Committee from time to time and as are designated by each Participant pursuant to investment directions given to the Committee.  Such Accounts shall be credited with earnings, gains and losses of the applicable investment funds on the last day of each calendar quarter or on such other date selected by the Committee. Investment directions shall be made by a Participant in specified multiples of 10%.

(b)           Investment Changes. Each Participant shall have the right to direct the Committee to modify his investment directions made pursuant to paragraph (a) above with respect to amounts credited to his Supplemental Accounts after the date such modification direction becomes effective, in specified multiples of 10%.  Each Participant shall also have the right to direct the Committee to change the investment directions made pursuant to paragraph (a) above with respect to amounts credited to his Accounts on the date such direction to change becomes effective, in specified multiples of 10%.

(c)           Effective Date of Investment Direction. Any investment direction, or modification or change of an investment direction, made pursuant to paragraph (a) or (b) above, shall be effective as soon as practicable after (and in any event not later than the first day of the month that occurs at least 30 days after) the date the applicable direction is given to the Committee. A modification or change of an investment direction made pursuant to paragraph (b) may, if required by an administrative rule promulgated by the Committee, be made only once in each calendar quarter.

In the event that the sponsor of the investment funds permits more frequent fund transfers than permitted above, or does not require written direction to authorize fund transactions, the Committee may waive or modify the requirements set forth in the preceding provisions of this Section as it deems appropriate.

(d)           Investment Funds. Any investments made by the Company or by the Trustee of Trust Agreement No. 2 referred to in paragraph (f) below to conform to directions made by a Participant pursuant to this Section shall be in investment funds maintained in the name of the Company, or in the name of such Trustee, and no Participant shall at any time have any interest in the assets of any such investment fund.

(e)           Statement of Accounts. A statement of accounts for each Participant, showing contributions, earnings, gains and losses and current balances of the Accounts provided for under this Article IV shall be provided to each Participant on not less than a quarterly basis.

(f)            Trust Agreement No. 2. Notwithstanding the preceding provisions of this Section, during the existence of Trust Agreement No. 2 referred to in Section 8.3, the Company shall direct the Trustee of Trust Agreement No. 2 to invest and reinvest amounts to conform to directions made by a Participant pursuant to the preceding provisions of this Section 4.8.  Directions shall be given by the Company to the Trustee of Trust Agreement No. 2 as soon as practicable after such directions are given to the Company by the Participant.

4.9           Distributions.

(a)           Separation From Service Prior to Death.  Following a Participant’s separation from service with the Company and all Affiliated Companies for any reason other than death, a Participant shall receive a distribution of all amounts credited to his Supplemental Accounts, including gains and losses credited in accordance with Section 4.8.

(b)           Distribution Due to Death. If a Participant dies before distribution to him of the full amount of his Supplemental Accounts, any remaining amount shall be distributed to his beneficiary designated under the Qualified Profit Sharing Plan.  If a Participant has not designated a beneficiary under the Qualified Profit Sharing Plan, or if no designated beneficiary is living on the date of distribution hereunder, amounts distributable pursuant to this paragraph shall be distributed to those persons or entities entitled to receive distributions of the Participant’s accounts under the Qualified Profit Sharing Plan.

(c)           Unforeseeable Emergency Distribution. A Participant shall be entitled to request a distribution from his Supplemental Deferral Account, prior to his separation from service with the Company and all Affiliated Companies, in order to satisfy an Unforeseeable Emergency.  Such a distribution may also include amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from a distribution applicable to the Participant’s Post-2004 Benefit.  Except with respect to eligibility for such a distribution, the procedures for requesting and receiving such a distribution shall satisfy the requirements set forth in the Qualified Profit Sharing Plan with respect to a hardship distribution from his Qualified Salary Deferral Account.  A request for a distribution pursuant to this paragraph shall be made separate and apart from a request for a distribution under the Qualified Profit Sharing Plan, and a request for a hardship distribution under the Qualified Profit Sharing Plan shall not automatically be deemed a request for a distribution hereunder.

(d)           Time and Form of Payment of Supplemental Accounts.  Payment of the balance of a Participant’s Supplemental Accounts shall be paid or commence to be paid to him either (i) as of the date of his separation from service with the Company and all Affiliated Companies, or (ii) as of the first day of a calendar month and year elected by the Participant (which shall be no later than 15 years after the date of his separation from service).  Such distribution shall be paid or commence to be paid to the Participant in either (1) a single lump sum, or (2) installments over a number of years (not to exceed 15) payable in monthly, quarterly or annual installments, as elected by the Participant.  Any Participant in the Plan on December 31, 2004 shall make such time and form elections on or before December 31, 2005.  If a Participant does not make timely elections with respect to the time or form of payment pursuant to the preceding sentence, such payment shall be made to him as of his separation from service in a lump sum.  Notwithstanding the preceding sentence, in the case of an Executive Officer or Key Employee who becomes a Participant on or after January 1, 2005, the aforementioned elections with respect to the time and form of payment shall be made within 30 days after the individual first becomes eligible to participate and such elections shall be effective with respect to the portion of his Supplemental Accounts related to services to be performed subsequent to the election; provided that any portion of such Accounts related to services performed prior to the election shall be payable to him in a single lump sum as of his date of separation from service; and provided further that such an individual shall not be considered first eligible if, on the date he becomes a Participant, he participates in any other nonqualified account balance plan that is subject to Code Section 409A maintained by the Company or any Affiliated Company.

(e)           Notwithstanding any provision in the Plan to the contrary, a Participant may elect a distribution of all or any portion of his Pre-2005 Benefit applicable to the amounts credited to his Supplemental Deferral Account, his Supplemental Company Account, and his Supplemental Profit Sharing Account, including gains and losses credited to the date of distribution in accordance with Section 4.8, at any time if (i) he elects such distribution by written instrument delivered to the Committee at least six months in advance of the date such distribution is received, or (ii) the distribution is subject to a forfeiture penalty equal to 10% of the amount of the distribution.  Such distribution shall be made in a method determined pursuant to Section 4.9(d).

(f)            Notwithstanding any other provision of this Section 4.9, a Participant may modify his election as to the form or time of distribution of all or any portion of his Post-2004 Benefit applicable to amounts credited to his Supplemental Accounts, and earnings thereon, if (i) such election does not take effect until at least 12 months after the date on which the election is made, (ii) the first payment with respect to which such election is made is deferred for a period of not less than five years from the date on which such payment would otherwise have been made, and (iii) any election related to a payment to be made at a specified date is made at least 12 months prior to the date of the first scheduled payment.

Notwithstanding any other provision of this Section 4.9, a Participant may change an election with respect to the time and form of payment of such portion of his Post-2004 Benefit, without regard to the restrictions imposed under the preceding paragraph on or before December 31, 2006; provided that such election (1) applies only to amounts that would not otherwise be payable in calendar year 2006, and (2) shall not cause an amount to be paid in calendar year 2006 that would not otherwise be payable in such year.

(g)           Notwithstanding any provision in the Plan to the contrary, in the event of a potential Change in Control of the Company, as determined solely by the Board in its discretion, the portion of the Pre-2005 Benefit applicable to all amounts credited to each Participant’s Supplemental Salary Account, his Supplemental Company Account, and his Supplemental Profit Sharing Account, including gains and losses credited to the date of distribution in accordance with Section 4.8, shall be distributed to him in a lump sum as soon as practicable following the date of such determination by the Board.

(h)           Notwithstanding any provision in the Plan to the contrary, the following provisions shall apply, prior to January 1, 2008, to the amounts credited to such Participant’s Supplemental Accounts on or before March 21, 2006 following the first to occur of: (i) a drop in the overall credit rating of the Company below S&P BB or Moody’s Ba; (ii) a drop in the Company’s market capitalization below $75 million for five consecutive trading days; (iii) a drop in the aggregate of cash and existing available bank lines of the Company below $35 million; and (iv) receipt of a notice of material adverse change under any of the Company’s then existing debt agreements:

(i)            During the 30-day period commencing on the date an event described in clause (i), (ii), (iii), or (iv) occurs, the Company, in its sole discretion, may distribute all or any part of such portion of a Participant’s Benefit credited  to his Supplemental Accounts on or before March 21, 2006 , including gains and losses credited in accordance with Section 4.8 to the date of distribution, to him in a lump sum as the Company deems appropriate and in the best interest of the Company.

(ii)           No distribution due to the occurrence of an event described in clause (i), (ii), (iii), or (iv) shall be made from and after the 30th day following the date of such event.

(iii)          Following the expiration of the 30-day period after the date of an event described in clause (i), (ii), (iii), or (iv), a Participant shall continue to accrue benefits pursuant to Article III if he is an Executive Officer, and make deferrals and receive contributions pursuant to Article IV.

(iv)          The Company shall be entitled to make separate decisions in accordance with clause (i) with respect to the interests of each Participant hereunder.

(i)            In no event may a Participant borrow amounts credited to the Accounts maintained for him pursuant to this Article IV.

ARTICLE V
FORFEITURES

5.1           Forfeiture of Supplemental Benefit, Supplemental Surviving Spouse Benefit and Supplemental Company Account #2.  Notwithstanding any other provisions of the Plan, (a) if the employment of a Participant with the Company and all Affiliated Companies terminates due to Cause, or (b) if a Participant during his employment with the Company and all Affiliated Companies or at any time during the one-year period after the termination of such employment, violates the covenant not to compete with the Company and its Affiliated Companies set forth in Section 5.3, all rights of the Participant and his Surviving Spouse to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit, and to a Supplemental Company Account #2, shall be forfeited and shall be retained by the Company free of any and all claims of the Participant, his Surviving Spouse or any other person claiming with respect to the Participant or his Surviving Spouse.

5.2           Termination For Cause. For purposes of this Section, a termination for Cause shall mean termination of a Participant’s employment by the Company or any Affiliated Company because of (a) the Participant’s conduct, involving theft, embezzlement or fraud, or (b) the Participant’s willful misconduct in the performance of his duties that materially injures the Company or any Affiliated Company, as determined by the Board.

5.3           Covenant Not to Compete. A Participant shall not, during the term of the Participant’s employment with the Company and all Affiliated Companies, and for a period of one year thereafter, without the Company’s express written consent, directly or indirectly, alone or as a member of a partnership, group, or joint stock venture, or as an employee, officer, director or stockholder of any corporation, or in any capacity (a) engage in any activity which is competitive with any of the businesses conducted by the Company or its Affiliated Companies from time to time or at any time during the Participant’s term of employment, provided that the foregoing provision shall not be deemed to prohibit the Participant from purchasing for investment any securities or interest in any publicly-owned organization which is competitive with the business of the Company and its Affiliated Companies, so long as the Participant’s investment in such organization does not exceed the lesser of one percent of its total outstanding equity securities or Two Hundred Fifty Thousand Dollars ($250,000); (b) solicit in connection with any activity which is competitive with any of the businesses of the Company and its Affiliated Companies, any customers or suppliers of the Company and its Affiliated Companies; (c) use the name “AAR” or any variant thereof; or (d) actively solicit, directly or indirectly, any employee or induce any customer or supplier of the Company or any of its Affiliated Companies to terminate or materially change such relationship.

5.4           In the event of a Participant’s separation from service with the Company under circumstances which trigger Change in Control employment termination benefits under the change in control provisions of an employment agreement or severance and change in control agreement between the Participant and the Company, the provisions of subsections 5.1, 5.2 and 5.3 above shall be deemed waived by the Company and null and void.

ARTICLE VI
ADMINISTRATION OF THE PLAN

6.1           Administration by the Committee. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

6.2           General Powers of Administration. All provisions set forth in the Qualified Retirement Plan with respect to the administrative powers and duties of the Committee, expenses of administration, and procedures for filing claims, shall also be applicable with respect to the Plan.  The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee with respect to the Plan.

ARTICLE VII
AMENDMENT OR TERMINATION

7.1           Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable.  Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution or such later date as the resolution may expressly state.

7.2           Effect of Amendment or Termination. No amendment or termination of the Plan shall (a) directly or indirectly deprive any current or former Participant or Surviving Spouse of all or any portion of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit, the right to which has accrued prior to the effective date of such amendment or termination, or which would be payable if the Participant terminated employment for any reason, including death, on such effective date, or (b) directly or indirectly reduce the balance of any Supplemental Deferral Account, Supplemental Company Account or Supplemental Profit Sharing Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of Supplemental Retirement Benefits and Supplemental Surviving Spouse Benefits, and of amounts in Supplemental Deferral Accounts, Supplemental Company Accounts and Supplemental Profit Sharing Accounts shall be made to Participants, their Surviving Spouses or beneficiaries as soon as administratively feasible following the date of Plan termination, and within the timeframe permitted by regulations issued under Code Section 409A, in the manner described in Sections 3.4 and 4.9(d) of the Plan, except that payment of his Post-2004 Benefit shall be made only at the time set forth in Sections 3.4 and 4.9(d) unless otherwise permitted by regulations issued under Code Section 409A.  No additional Supplemental Retirement Benefits or Supplemental Surviving Spouse Benefits shall be earned after termination of the Plan, and no additional credits of Supplemental Salary Reduction Contributions, Supplemental Company Contributions or Supplemental Profit Sharing Contributions shall be made to the accounts of Participants after termination of the Plan, but the Company shall continue to credit gains and losses to accounts pursuant to Section 4.8 until the balances of such accounts have been fully distributed to Participants or their beneficiaries.

7.3           Effect of a Change in Control. Notwithstanding subsections 7.1 and 7.2 above, in the event of a Change in Control, (i) the SKERP shall continue in effect as to any Participant or Surviving Spouse who is a Participant or Surviving Spouse immediately prior to a Change in Control, and (ii) no amendment to or termination of the Plan shall be effective as to any such Participant or Surviving Spouse to the extent the effect of such amendment or termination would be to reduce such Participant’s or Surviving Spouse’s benefits or rights under the Plan from those available to Participant under the Plan immediately prior to any such amendment or termination.

7.4           Termination of Participation. The Company, in its sole discretion, shall have the right to terminate the participation in the Plan or any portion thereof of any Executive Officer or Key Employee whose initial participation in the Plan was designated by the Compensation Committee, upon recommendation of management.  Upon such termination of participation, distribution of the Supplemental Retirement Benefit, Supplemental Surviving Spouse Benefit,

and amounts in the Supplemental Accounts, as applicable, to such Participant, determined as of the date of termination of participation, shall be made to such Participant, his Surviving Spouse or beneficiaries either (a) in the manner and at the time described in Articles III and IV of the Plan, or (b) in the sole discretion of the Company, only with respect to the part of the Pre-2004 Benefit applicable to such Benefit and Accounts, in a lump sum payment as soon as practicable following such termination of participation.  No additional Supplemental Retirement Benefit or Surviving Spouse Benefit shall be earned by such Participant after termination of his participation in the Plan with respect to such benefits, and no additional credits of Supplemental Salary Deferral Contributions, Supplemental Company Contributions or Supplemental Profit Sharing Contributions shall be made to the Accounts of such Participant after termination of his participation in the Plan with respect to such benefits, but the Company shall continue to credit earnings, gains and losses to existing Accounts of such Participant pursuant to Section 4.8 until the balances of such Accounts have been fully distributed to the Participant or his beneficiaries.

ARTICLE VIII
GENERAL PROVISIONS

8.1           Specified Employee.  Notwithstanding any other provision of the Plan, in no event will distribution of a Participant’s Post-2004 Benefit begin earlier than six months following separation from service, unless due to such Participant’s disability or death, if the Participant was a Specified Employee of the Company or an Affiliated Company, at a time during which the Company’s capital stock or capital stock of an Affiliated Company is publicly traded on an established securities market, in the calendar year of his separation from service.

If a Specified Employee will receive payments hereunder in the form of installments, the first payment made as of the date six months after the date of the Participant’s separation from service with the Company and all Affiliated Companies shall be a lump sum, paid as soon as practicable after the end of such six-month period, that includes all payments that would otherwise have been made during such six-month period.  From and after the end of such six-month period, any such installment payments shall be made pursuant to the terms of the applicable installment form of payment.

8.2           Participants’ Rights Unsecured. Except as set forth in Section 8.3, the Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or an Affiliated Company for payment of any benefits hereunder.  The right of a Participant or his Surviving Spouse or beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a Surviving Spouse or beneficiary shall have any rights in or against any specific assets of the Company or any Affiliated Company.  All amounts credited to Supplemental Salary Deferral Accounts, Supplemental Company Accounts and Supplemental Profit Sharing Accounts of Participants shall constitute general assets of the Company.

8.3           Trust Agreement. Notwithstanding the provisions of Section 8.2, the Company, promptly after the Plan effective date, shall enter into a trust agreement (“Trust Agreement”) with a bank or trust company (with a combined capital and surplus in excess of $100 million dollars), located in the Continental United States, as trustee, whereby the Company shall agree to contribute to a trust (“Trust”) initially and annually thereafter, for the purpose of accumulating assets actuarially sufficient to satisfy accrued obligations to Participants and Surviving Spouses under Article III hereof, in the event of a Change in Control of the Company.  The Trust Agreement shall obligate the Company to make contributions sufficient to satisfy the obligations to Participants, and Surviving Spouses under Article III hereof; provided, however, that such initial contribution shall be made within ten days after the date the Board, in its discretion, deems a Change in Control of the Company likely to occur.  The discretion of the Board shall be binding and conclusive with respect to the likelihood of a Change in Control of the Company to occur.  Such Trust Agreement shall be substantially in the form of the model trust agreement set forth in Internal Revenue Service Revenue Procedure 92-64, or any subsequent Internal Revenue Service Revenue Procedure, and shall include provisions required in such model trust agreement that all assets of the Trust shall be subject to the creditors of the Company in the event of insolvency.  Notwithstanding the provisions of Section 8.2, the Company, on or as soon as practicable after January 1, 1996, shall enter into a Trust Agreement (“Trust Agreement No. 2”) with a bank or trust company (with a combined capital and surplus in excess of $100,000,000) located in the continental United States as Trustee, whereby the Company shall agree to contribute to a trust (“Trust No. 2”) initially and annually thereafter for the purpose of accumulating assets sufficient to provide for Supplemental Salary Deferral Contributions, Supplemental Company Contributions and Supplemental Profit Sharing Contributions with respect to Participants under Article IV hereof. Trust Agreement No. 2 shall be substantially in the form of the model trust agreement set forth in Internal Revenue Service Procedure 92-64, or any subsequent Internal Revenue Service Procedure, and shall include provisions required in such model trust agreement that all assets of Trust No. 2 shall be subject to the creditors of the Company in the event of insolvency.  Trust Agreement No. 2 shall include such provisions as are applicable with respect to the investment and reinvestment of such Contributions pursuant to directions given by Participants to the Company and transmitted by the Company to the Trustee of Trust Agreement No. 2 pursuant to paragraph (f) of Section 4.8.

8.4           General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Retirement Plan applicable to a Qualified Retirement Benefit, or a Qualified Surviving Spouse Benefit, shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit payable hereunder, and all terms and conditions of the Qualified Profit Sharing Plan applicable to a Qualified Salary Deferral Contribution, a Qualified Company Contribution or a Qualified Profit Sharing Contribution shall also be applicable to a Supplemental Salary Deferral Contribution, Supplemental Company Contribution or Supplemental Profit Sharing Contribution to be made hereunder.  Any Qualified Retirement Benefit or Qualified Surviving Spouse Benefit or any other benefit payable under the Qualified Retirement Plan shall be paid solely in accordance with the terms and conditions of the Qualified Retirement Plan, any Qualified Salary Deferral Contribution, Qualified Company Contribution or Qualified Profit Sharing Contribution, or any other contribution to be made under the Qualified Profit Sharing Plan shall be made solely in accordance with the terms and conditions of the Qualified Profit Sharing Plan, and nothing in the Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Retirement Plan or the Qualified Profit Sharing Plan.

8.5           No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company, any Affiliated Company, or any other person or entity that the assets of the Company or any Affiliated Company will be sufficient to pay any benefit hereunder.  No Participant, Surviving Spouse or beneficiary shall have any right to receive a benefit or a distribution of contributions under the Plan except in accordance with the terms of the Plan.

8.6           No Enlargement of Employee Rights. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any Affiliated Company.

8.7           Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.8           Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois except to the extent preempted by federal law.

8.9           Small Benefits. If the actuarial value of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit is $5,000 or less, the Company may pay the actuarial value of such Benefit to the Participant or Surviving Spouse in a single lump sum in lieu of any further Benefit payments hereunder.  Notwithstanding the preceding sentence, in no event may a distribution be made to a Participant pursuant to this section with respect to the portion of a Participant’s Post-2004 Benefit applicable to his Supplemental Retirement Benefit unless (a) payment accompanies the termination of the Participant’s entire interest in his benefits under Article III of the Plan and his interest under all other nonqualified non-account balance plans subject to Code Section 409A maintained by the Company or any Affiliated Company, and (b) the payment is made on or before the later of December 31 of the calendar year in which occurs the Participant’s separation from service with the Company and all Affiliated Companies, or the 15th day of the third month following such separation from service.

8.10         Incapacity of Recipient. If any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person.  Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

8.11         Corporate Successors. The Plan shall be continued, following a transfer or sale of assets of the Company, or following the merger or consolidation of the Company into or with any other corporation or entity, by the transferee, purchaser or successor entity, unless the Plan has been terminated by the Company pursuant to the provisions of Article VII prior to the effective date of such transaction.

8.12         Unclaimed Benefit. Each Participant, Surviving Spouse or beneficiary shall keep the Company informed of his current address.  The Company shall not be obligated to search for the whereabouts of any person.  If the location of a Participant is not made known to the Company within three years after the date on which payment of the Participant’s benefits under the Plan may first be made, payment may be made as though the Participant had died at the end of the three-year period.  If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse or beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, Surviving Spouse or beneficiary or any other person and such benefit shall be irrevocably forfeited.

8.13         Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company, any Affiliated Company, any member of the Committee, nor any individual acting as an employee or agent of the Company, any Affiliated Company or the Committee, shall be liable to any Participant, former Participant, Surviving Spouse or any other beneficiary or other person for any claim, loss, liability or expense incurred by such Participant, Surviving Spouse or other beneficiary or other person in connection with the Plan.

8.14         Tax Savings.  Not withstanding anything to the contrary contained in the Plan, (a) if the Internal Revenue Service prevails in a claim by it that amounts credited to a Participant’s Accounts, and/or earnings thereon, constitute taxable income to the Participant or his beneficiary for any taxable year of his prior to the taxable year in which such credits and/or earnings are distributed to him or (b) legal counsel satisfactory to the Company and the applicable Participant or his beneficiary renders an opinion that the Internal Revenue Service would likely prevail in such a claim, (i) the balance of such Participant’s Accounts that are part of his Pre-2005 Benefit, to the extent constituting taxable income, and (ii) the balance of such Participants Accounts that are part of his Post-2004 Benefit, to the extent constituting taxable income pursuant to Code Section 409A and guidance and regulations thereunder, shall be immediately distributed to the Participant or his beneficiary.  For purposes of this paragraph, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by. a court of final jurisdiction, or  if the Company, or a Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Company and the Participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction, within the appropriate time period.

IN WITNESS WHEREOF, this Plan has been executed this 9th day of June, 2006.

AAR CORP.

	By	/s/ Timothy O. Skelly
Timothy O. Skelly, Vice President

ATTEST:

/s/ Howard A. Pulsifer
Howard A. Pulsifer, Secretary

APPENDIX
Additional Supplemental Company Contributions

Effective June 1, 2006, the Company shall provide for Additional Supplemental Company Contributions under Section 4.5 of the following percentages of base salary and bonus :

Participant Type	Contribution
Chief Executive Officer	22%

Other Executive Officers designated from time to time by the Compensation Committee	10%

Key Employees designated from time to time by the Compensation Committee	5%

Additional Supplemental Company Contributions made pursuant to this Appendix shall be made prior to the end of each applicable Plan Year based on base salary and bonus [payable/earned] during such Plan Year.  For Plan Year 2006, base salary and bonus for the entire Plan Year shall be used notwithstanding the June 1, 2006 effective date of this Appendix.

Condition to Allocation

Each Participant eligible for an Additional Supplemental Company Contribution hereunder shall receive an allocation of such Contribution to his Additional Supplemental Company Account with respect to a Plan Year if, and only if such Participant is a regular full-time Employee on the day immediately preceding the date the Contribution is made [unless the Participant terminated employment during the Plan Year due to disability or death].

Vesting

An applicable Participant shall fully vest in the balance of his Additional Supplemental Company Account upon the earlier of the Participant attaining (1) age 57 with 15 Years of Service and (2) age 65.

Forfeitures

Subject to Section 5.4, any unvested Additional Supplemental Company Contributions shall be forfeited upon the Participant’s termination of employment with the Company and its Affiliated Companies.  Notwithstanding any other provisions of the Plan, (1) if the employment of the Participant with the Company and all Affiliated Companies terminates due to Cause, or (2) if the Participant during his employment with the Company and all Affiliated Companies or at any time during the one-year period after the termination of such employment for any reason (except in the case of termination of employment for any reason on or after attaining age 60), violates the covenant not to compete with the Company and its Affiliated Companies set forth in Section 5.3, all rights of the Participant and his Surviving Spouse to vested and unvested portions of his Additional Supplemental Company Account shall be forfeited.  Any amounts forfeited pursuant to this paragraph shall be retained by the Company free of any and all claims of the Participant, his Surviving Spouse or any other person claiming with respect to the Participant or his Surviving Spouse.